UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2005


                   QUALITY DINING, INC.
(Exact name of registrant as specified in its charter)

      Indiana              000-23420            35-1804902
  (State or other         (Commission         (IRS Employer
  jurisdiction of         File Number)     Identification No.)
   incorporation)

                 4220 Edison Lakes Parkway
                    Mishawaka, IN 46545
(Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:(574) 271-4600


                            N/A
(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01  Other Events.

      Quality Dining, Inc. (the "Company") is filing this Form 8-K to report the press release by the Company announcing that at the special meeting of shareholders held on April 12, 2005, the Company's shareholders approved the Agreement and Plan of Merger dated as of November 9, 2004, by and between QDI Merger Corp. and the Company, and the merger of QDI Merger Corp. with and into the Company.

        For  additional  information  concerning  the  foregoing,
reference is made to the Company's press release issued on  April
12,   2005,   contained  in  Exhibit  99  attached  hereto,   and
incorporated by reference herein.


Item 9.01  Financial Statements and Exhibits

      (c)  Exhibits

       Exhibit No.     Description
       ----------      -------------------------------

       99               Press release dated April 12, 2005


SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 12, 2005


QUALITY DINING, INC.



By: /s/ John C. Firth
----------------------------------------------------
Name:John C. Firth
Title:Executive Vice President and General Counsel


EXHIBIT INDEX


       Exhibit No.     Description
       -----------     --------------------------------------

       99              Press release dated April 12, 2005








Exhibit No. 99

FOR IMMEDIATE RELEASE      Contact:     John C. Firth
		Executive Vice President and General Counsel
		(574) 243-6616

QUALITY DINING ANNOUNCES SHAREHOLDER VOTE
MISHAWAKA, Ind. (April 12, 2005) - Quality Dining, Inc. (NASDAQ/NM: QDIN) announced today that at the special meeting of shareholders held today, Quality Dining, Inc.'s shareholders approved the Agreement and Plan of Merger dated as of November 9, 2004 (the "Merger Agreement"), by and between QDI Merger Corp. and Quality Dining, Inc., and the merger of QDI Merger Corp. with and into Quality Dining, Inc. Upon completion of the merger, Quality Dining, Inc. will be the surviving corporation.
At the special meeting, approximately 77% of the shares that were voted, were voted to approve the Merger Agreement and the Merger. The shares that were voted to approve the proposal constituted a majority of the issued and outstanding shares of Quality Dining common stock that were entitled to vote on the proposal. As required by the terms of the Merger Agreement, Mr. Daniel B. Fitzpatrick, Quality Dining's Chairman, President and Chief Executive Officer, and the members of his group (Mr. Gerald O. Fitzpatrick, Mr. James K. Fitzpatrick, Mr. Ezra H. Friedlander, Mr. John C. Firth and
Mr. William R. Schonsheck) each voted his shares of Quality Dining common stock for and against approval of the Merger Agreement and the Merger in the same proportion of the votes cast by all other shareholders
(with abstentions being deemed to be votes against). Trading in Quality Dining's stock on the NASDAQ National Market will officially cease upon the closing of the merger which is anticipated to take place as soon as all other conditions to the merger are satisfied. The Merger Agreement and the underlying transaction are described in Quality Dining's
March 21, 2005, definitive Proxy Statement as filed with the Securities and Exchange Commission.

Quality Dining owns the Grady's American Grill(R), Papa Vino's Italian Kitchen(TM) and Spageddies Italian Kitchen(TM) concepts and operates Burger King(R) restaurants and Chili's Grill & Bar(R) restaurants as a franchisee. As of April 12, 2005, the Company operates 123 Burger
King restaurants, 39 Chili's Grill & Bar restaurants, six Papa Vino's Italian Kitchen(TM) restaurants, three Spageddies Italian Kitchen restaurants, two Grady's American Grill restaurants, and one Porterhouse Steaks and Seafood(TM) restaurant.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's development plans and trends in the Company's operations and financial results. Forward-looking statements can be identified by the use of words such as "anticipates," "believes," "plans," "estimates," "expects," "intends," "may," and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that the Company will actually achieve the plans, intentions and expectations discussed in these forward-looking statements. Actual results may differ materially. Among the risks and uncertainties that could cause actual results to differ materially are the following: the availability and cost of capital to the Company; the ability of the Company to develop and operate its restaurants; the ability of the Company to sustain sales and margins in the increasingly competitive environment;the hiring, training and retention of skilled corporate and restaurant management and other restaurant personnel; the integration and assimilation of acquired concepts; the overall success of the Company's franchisors; the ability to obtain the necessary government approvals and third-party consents; changes in governmental regulations, including increases in the minimum wage; the results of pending litigation; and weather and other acts of God. The Company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise. Quality Dining is not responsible for changes made to this document by wire services or Internet services.